NETSCOUT Reports Third Quarter Fiscal Year 2025 Financial Results

WESTFORD, Mass., January 30, 2025 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection solutions, today announced financial results for its third quarter ended December 31, 2024.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“Our Q3 fiscal year 2025 revenue and earnings results exceeded our expectations with strong performance across both our Cybersecurity and Service Assurance product lines. These results include certain customer orders received in our Q3 that were anticipated to be received in our Q4, as customers leveraged their calendar year-end budgets. The contribution of these early orders enhanced our Q3 performance, providing greater visibility and reinforcing our confidence in achieving our full fiscal year 2025 financial objectives.

Looking ahead, as we enter the final quarter of our fiscal year 2025, we are narrowing our fiscal 2025 outlook ranges while maintaining the midpoints from previous guidance for revenue and non-GAAP net income per share. We remain focused on executing effectively as we position the Company for fiscal year 2026 and beyond. At the same time, we continue to leverage the strength of our ‘Visibility Without Borders’ platform to enable customers to address the performance, availability, and security challenges inherent in today’s complex digital landscape.”

Q3 FY25 Financial Results

Total revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2025 was $252.0 million, compared with $218.1 million (GAAP and non-GAAP) in the third quarter of fiscal year 2024. A reconciliation of all GAAP and non-GAAP results is included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2025 was $128.2 million, or approximately 51% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $95.8 million in the third quarter of fiscal year 2024, which was approximately 44% of total revenue in the period. As of December 31, 2024, NETSCOUT had a product backlog consisting of fulfillable orders of approximately $30 million. This compares with approximately $5 million of fulfillable orders as of December 31, 2023.

Service revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2025 was $123.8 million, or approximately 49% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $122.2 million in the third quarter of fiscal year 2024, which was approximately 56% of total revenue for the period.

NETSCOUT’s GAAP income from operations was $61.7 million in the third quarter of fiscal year 2025, which included a restructuring charge of $0.9 million. This compares with a GAAP loss from operations of $134.4 million in the third quarter of fiscal year 2024, which included a non-cash goodwill impairment charge of $167.1 million. The Company’s GAAP operating margin was 24.5% in the third quarter of the fiscal year, versus (61.7)% in the same period of fiscal year 2024. Non-GAAP income from operations was $89.7 million with a non-GAAP operating margin of 35.6% in the third quarter of fiscal year 2025. This compares to non-GAAP income from operations of $63.2 million and a non-GAAP operating margin of 29.0% in the third quarter of fiscal year 2024. Non-GAAP EBITDA from operations in the third quarter of fiscal year 2025 was $92.8 million, or 36.8% of quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $67.6 million in the third quarter of fiscal year 2024, or 31.0% of quarterly revenue for the period.

GAAP Net income for the third quarter of fiscal year 2025 was $48.8 million, or $0.67 per share (diluted), which included the restructuring charge mentioned above and an unrealized loss on a foreign investment, versus a GAAP net loss of $132.6 million, or $(1.87) per share (diluted), for the third quarter of fiscal year 2024, which included the previously mentioned non-cash goodwill impairment charge. On a non-GAAP basis, net income for the third quarter of fiscal year 2025 was $68.3 million, or $0.94 per share (diluted), which includes the unrealized loss on a foreign investment mentioned above. This compares with $52.0 million, or $0.73 per share (diluted), for the third quarter of fiscal year 2024.

As of December 31, 2024, cash, cash equivalents, short and long-term marketable securities and investments were $427.9 million, compared with $424.1 million as of March 31, 2024. NETSCOUT did not repurchase any shares of its common stock during the third quarter of fiscal year 2025. On October 4, 2024, NETSCOUT amended and extended its revolving credit facility, reducing the facility size from $800 million to $600 million and extending the maturity from July 2026 to October 2029. At the end of the third quarter, NETSCOUT had $75.0 million outstanding on its revolving credit facility. In the fourth quarter of fiscal year 2025 we intend to fully repay the outstanding $75.0 million dollars of debt.

Nine-Months FY25 Financial Results

•Total revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2025, was $617.7 million, versus total revenue (GAAP and non-GAAP) of $626.0 million in the first nine months of fiscal year 2024. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

•Product revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2025 was $270.4 million, compared with $271.0 million in the first nine months of fiscal year 2024.
•Service revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2025 was $347.3 million, compared with $355.0 million in the first nine months of fiscal year 2024.
•NETSCOUT’s GAAP loss from operations for the first nine months of fiscal year 2025 was $387.5 million, which includes a non-cash goodwill impairment charge of $427.0 million taken in the first quarter of fiscal year 2025 and restructuring charges of $19.9 million. This compared with a GAAP loss from operations of $112.9 million in the first nine months of fiscal year 2024, which included a non-cash goodwill impairment charge of $167.1 million. The Company’s GAAP operating margin for the first nine months of fiscal year 2025 was (62.7)%, versus (18.0)% in the first nine months of fiscal year 2024. The Company’s non-GAAP EBITDA from operations for the first nine months of fiscal year 2025 was $158.2 million, or 25.6% of total revenue, versus non-GAAP EBITDA from operations of $162.2 million, or 25.9% of total revenue, in the first nine months of fiscal year 2024. The Company’s non-GAAP income from operations for the first nine months of fiscal year 2025 was $147.8 million with a non-GAAP operating margin of 23.9%, compared with non-GAAP income from operations of $148.0 million and a non-GAAP operating margin of 23.6% for the first nine months of fiscal year 2024.
•For the first nine months of fiscal year 2025, NETSCOUT’s GAAP net loss was $385.5 million, or ($5.39) per share (diluted), which includes the non-cash goodwill impairment and restructuring charges mentioned above. This compared with a GAAP net loss of $115.3 million, or $(1.61) per share (diluted), in the first nine months of fiscal year 2024, which included the previously mentioned non-cash goodwill impairment charge. Non-GAAP net income for the first nine months of fiscal year 2025 was $122.4 million, or $1.70 per share (diluted), compared with non-GAAP net income of $119.3 million, or $1.65 per share (diluted), for the first nine months of fiscal year 2024.

Financial Outlook

The Company’s GAAP net loss per share outlook for fiscal year 2025 has been updated to reflect the latest restructuring charges related to the Company’s Voluntary Separation Program (VSP) and recent termination agreements with certain employees. NETSCOUT is narrowing the ranges for its fiscal year 2025 outlook while maintaining the midpoints from previous guidance for revenue and non-GAAP net income per share. The Company’s outlook for fiscal year 2025 is as follows:
•Revenue (GAAP and non-GAAP) is now expected to be in the range of $810 million to $820 million compared to the previous range of $800 million to $830 million, which maintains the mid-point.
•GAAP net loss per share (diluted) is now expected to be in the range of ($5.21) to ($5.10), primarily attributable to goodwill impairment and restructuring charges taken in the first nine months of fiscal year 2025, as well as restructuring charges anticipated for the fourth quarter of fiscal year 2025. This compares to the previous GAAP net loss per share range of ($5.22) to

($5.01). Non-GAAP net income per share (diluted) is now expected to be in the range of $2.15 to $2.25 compared to the previous range of $2.10 to $2.30, which maintains the mid-point.
▪A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2025 outlook is included in the financial tables below.

As previously announced in the first quarter of fiscal year 2025, NETSCOUT initiated a Voluntary Separation Program (VSP) as part of its restructuring efforts for fiscal year 2025. The VSP is expected to result in a net reduction of approximately 142 employees, which represents approximately 6.2% of its workforce as of March 31, 2024. As a result of the related workforce reduction, during the three months and nine months ended December 31, 2024, the Company recorded restructuring charges totaling $0.6 million and $19.6 million, respectively. All one-time termination benefits are expected to be paid in full by the end of the fiscal year ending March 31, 2025.

In addition, during the third quarter of fiscal year 2025, the Company entered into agreements designed to ensure an orderly transition of responsibilities and maintain continuity. These agreements provide termination benefits totaling approximately $2.0 million to certain employees who continue to render services to the Company. These benefits will be paid through the end of fiscal year ending March 31, 2027. As a result, the Company recorded restructuring charges of $0.3 million during the three months and nine months ended December 31, 2024. The Company estimates restructuring charges related to the transition agreements for fiscal year 2025 will amount to approximately $1 million.

The Company expects that these combined actions will generate net annual run-rate savings of approximately $25 million. Approximately $19 million of the annual run-rate savings are expected to be realized in fiscal year 2025, including $6 million in the fourth quarter of fiscal year 2025. The charges and expected savings have been factored into NETSCOUT's GAAP and non-GAAP outlook for fiscal year 2025.

Recent Developments and Highlights

▪In mid-December 2024, NETSCOUT announced updates to its industry-leading Arbor Edge Defense (AED) and Arbor Enterprise Manager (AEM) products as part of its Adaptive DDoS Protection Solution to combat AI-enabled DDoS threats and to protect critical IT infrastructure. NETSCOUT employs artificial intelligence (AI) and machine learning (ML) technology in its ATLAS Threat Intelligence Feed and in a unique set of capabilities for adaptive DDoS protection.
▪In mid-November, NETSCOUT announced an expanded partnership with Arelion to strengthen the Internet carrier’s DDoS attack mitigation capabilities. By enhancing its capabilities with NETSCOUT, Arelion improves network security across its #1 ranked global Internet backbone, empowering enterprise customers in more than 125 countries worldwide with resilient, high-performance connectivity services.

▪In early November, NETSCOUT announced its customer NRB, a leading IT services provider in Belgium and Europe, was successful in protecting the integrity of local and provincial elections in Belgium from cyberattacks. NRB’s cybersecurity specialists employed NETSCOUT’s Arbor Cloud, a cloud-based managed DDoS protection service, along with Arbor Edge Defense (AED), an on-premises Adaptive DDoS Protection solution, to perform preemptive mitigation in the days before the election. Working collaboratively, the teams planned and implemented an effective strategy to ensure the security and performance of NRB’s infrastructure during the election to protect Belgium’s democratic process.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2025 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9708. The conference call ID is NTCTQ325. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 839-2385 for U.S./Canada and (402) 220-7203 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (Non-GAAP EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. Non-GAAP income from operations includes the aforementioned adjustments and also removes the legal expense related to civil judgments, restructuring charges, goodwill impairment charges, and gains on the divestiture of a business. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt and change in fair value of derivative instruments, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s financial results, its financial outlook and expectations, that the impact of the early orders has provided it greater visibility and reinforces its confidence in achieving its full fiscal year 2025 financial objectives; that it remains focused on executing effectively as it positions the Company for fiscal year 2026 and beyond; that it continues to leverage the strength of its ‘Visibility Without Borders’ platform to enable customers to address the performance, availability, and security challenges inherent in today’s complex digital landscape; statements regarding charges and benefits resulting from the VSP and transitions program; and statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2025 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts: Investors     Media
Tony Piazza          Chris Lucas
Deputy CFO                AVP, Marketing & Corporate Communications
978-614-4000     978-614-4124
IR@netscout.com     Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Product	$128,175	$95,832	$270,377	$271,038
Service	123,844	122,240	347,315	354,974
Total revenue	252,019	218,072	$617,692	626,012
Cost of revenue:
Product	16,362	15,251	41,806	48,006
Service	30,250	28,373	91,232	89,066
Total cost of revenue	46,612	43,624	133,038	137,072
Gross profit	205,407	174,448	484,654	488,940
Operating expenses:
Research and development	37,753	37,023	116,127	117,655
Sales and marketing	69,933	69,124	201,489	209,070
General and administrative	23,484	23,109	72,807	73,975
Amortization of acquired intangible assets	11,601	12,533	34,857	37,790
Restructuring charges	923	—	19,895	—
Goodwill impairment	—	167,106	426,967	167,106
Gain on divestiture of a business	—	—	—	(3,806)
Total operating expenses	143,694	308,895	872,142	601,790
Income (loss) from operations	61,713	(134,447)	(387,488)	(112,850)
Interest and other income (expense), net	(4,338)	729	3,493	1,272
Income (loss) before income tax expense (benefit)	57,375	(133,718)	(383,995)	(111,578)
Income tax expense (benefit)	8,565	(1,141)	1,544	3,737
Net income (loss)	$48,810	$(132,577)	$(385,539)	$(115,315)

Basic net income (loss) per share	$0.68	$(1.87)	$(5.39)	$(1.61)
Diluted net income (loss) per share	$0.67	$(1.87)	$(5.39)	$(1.61)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,737	71,077	71,551	71,577
Net income (loss) per share - diluted	72,569	71,077	71,551	71,577

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31,	March 31,
	2024	2024
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$426,897	$423,133
Accounts receivable and unbilled costs, net	214,585	192,096
Inventories and deferred costs	14,414	14,095
Prepaid expenses and other current assets	36,261	43,170
Total current assets	692,157	672,494

Fixed assets, net	22,054	26,487
Operating lease right-of-use assets	36,582	42,486
Goodwill and intangible assets, net	1,349,138	1,811,479
Long-term marketable securities	1,015	994
Other assets	73,799	41,362
Total assets	$2,174,745	$2,595,302

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,693	$14,506
Accrued compensation	54,657	51,362
Accrued other	17,679	15,429
Deferred revenue and customer deposits	284,783	301,806
Current portion of operating lease liabilities	10,959	11,979
Total current liabilities	381,771	395,082

Other long-term liabilities	7,525	7,055
Deferred tax liability	3,652	4,374
Accrued long-term retirement benefits	27,346	28,413
Long-term deferred revenue and customer deposits	127,070	130,212
Operating lease liabilities, net of current portion	31,798	38,101
Long-term debt	75,000	100,000
Total liabilities	654,162	703,237

Stockholders' equity:
Common stock	133	131
Additional paid-in capital	3,234,959	3,181,366
Accumulated other comprehensive income	3,120	3,572
Treasury stock, at cost	(1,654,569)	(1,615,483)
(Accumulated deficit) Retained earnings	(63,060)	322,479
Total stockholders' equity	1,520,583	1,892,065
Total liabilities and stockholders' equity	$2,174,745	$2,595,302

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023

Revenue	$252,019	$218,072	$191,108	$617,692	$626,012

Gross Profit (GAAP)	$205,407	$174,448	$149,051	$484,654	$488,940
Share-based compensation expense (1)	2,196	2,375	2,200	7,716	7,924
Amortization of acquired intangible assets (2)	994	1,636	996	2,985	4,912
Acquisition related depreciation expense (3)	1	2	2	5	11
Non-GAAP Gross Profit	$208,598	$178,461	$152,249	$495,360	$501,787

Income (Loss) from Operations (GAAP)	$61,713	$(134,447)	$14,123	$(387,488)	$(112,850)
GAAP Operating Margin	24.5%	(61.7)%	7.4%	(62.7)%	(18.0)%
Share-based compensation expense (1)	14,502	16,364	14,886	50,586	54,653
Amortization of acquired intangible assets (2)	12,595	14,169	12,638	37,842	42,702
Restructuring charges	923	—	2,409	19,895	—
Goodwill impairment	—	167,106	—	426,967	167,106
Acquisition related depreciation expense (3)	13	12	11	36	108
Gain on divestiture of a business	—	—	—	—	(3,806)
Legal expense related to civil judgments (4)	—	45	—	—	130
Non-GAAP Income from Operations	$89,746	$63,249	$44,067	$147,838	$148,043
Non-GAAP Operating Margin	35.6%	29.0%	23.1%	23.9%	23.6%

Net Income (Loss) (GAAP)	$48,810	$(132,577)	$9,027	$(385,539)	$(115,315)
Share-based compensation expense (1)	14,502	16,364	14,886	50,586	54,653
Amortization of acquired intangible assets (2)	12,595	14,169	12,638	37,842	42,702
Restructuring charges	923	—	2,409	19,895	—
Goodwill impairment	—	167,106	—	426,967	167,106
Acquisition related depreciation expense (3)	13	12	11	36	108
Gain on divestiture of a business	—	—	—	—	(3,806)
Legal expense related to civil judgments (4)	—	45	—	—	130
Loss on extinguishment of debt (5)	1,134	—	—	1,134	—
Change in fair value of derivative instrument (6)	—	—	—	—	(206)
Income tax adjustments (7)	(9,695)	(13,085)	(5,409)	(28,499)	(26,085)
Non-GAAP Net Income	$68,282	$52,034	$33,562	$122,422	$119,287

Diluted Net Income (Loss) Per Share (GAAP)	$0.67	$(1.87)	$0.13	$(5.39)	$(1.61)
Share impact of non-GAAP adjustments identified above	0.27	2.60	0.34	7.09	3.26
Non-GAAP Diluted Net Income Per Share	$0.94	$0.73	$0.47	$1.70	$1.65

Shares used in computing non-GAAP diluted net income per share	72,569	71,638	71,837	72,084	72,355

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2024	2023	2024	2024	2023

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$287	$306	$295	$1,013	$1,027
	Cost of service revenue	1,909	2,069	1,905	6,703	6,897
	Research and development	4,074	4,498	3,934	13,894	14,872
	Sales and marketing	5,071	5,680	5,275	17,850	19,639
	General and administrative	3,161	3,811	3,477	11,126	12,218
	Total share-based compensation expense	$14,502	$16,364	$14,886	$50,586	$54,653
(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$994	$1,636	$996	$2,985	$4,912
	Operating expenses	11,601	12,533	11,642	34,857	37,790
	Total amortization expense	$12,595	$14,169	$12,638	$37,842	$42,702
(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$1	$2	$2	$5	$7
	Cost of service revenue	—	—	—	—	4
	Research and development	8	8	7	23	74
	Sales and marketing	3	2	2	7	16
	General and administrative	1	—	—	1	7
	Total acquisition related depreciation expense	$13	$12	$11	$36	$108
(4)	Legal expense (benefit) related to civil judgments included in this amount is as follows:
	General and administrative	$—	$45	$—	$—	$130
	Total legal judgments expense	$—	$45	$—	$—	$130
(5)	Loss on extinguishment of debt included in this amount is as follows:
	Interest and other (income) expense, net	$1,134	$—	$—	$1,134	$—
	Total loss on extinguishment of debt	$1,134	$—	$—	$1,134	$—
(6)	Change in fair value of derivative instrument included in this amount is as follows:
	Interest and other (income) expense, net	$—	$—	$—	$—	$(206)
	Total change in fair value of derivative instrument	$—	$—	$—	$—	$(206)
(7)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(9,695)	$(13,085)	$(5,409)	$(28,499)	$(26,085)
	Total income tax adjustments	$(9,695)	$(13,085)	$(5,409)	$(28,499)	$(26,085)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023

Income (Loss) from operations (GAAP)	$61,713	$(134,447)	$14,123	$(387,488)	$(112,850)
Income (loss) from operations (GAAP) as a % of revenue	24.5%	(61.7)%	7.4%	(62.7)%	(18.0)%
Previous adjustments to determine non-GAAP income from operations	28,033	197,696	29,944	535,326	260,893
Non-GAAP Income from operations	$89,746	$63,249	$44,067	$147,838	$148,043
Depreciation excluding acquisition related-depreciation expense	3,077	4,337	3,451	10,312	14,118
Non-GAAP EBITDA from operations	$92,823	$67,586	$47,518	$158,150	$162,161
Non-GAAP EBITDA from operations as a % of revenue	36.8%	31.0%	24.9%	25.6%	25.9%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'24	FY'25
Revenue	$829.5	~ $810 million to ~$820 million

	FY'24	FY'25
GAAP net income (loss)	$(147.7)	(~$373 million) to (~$366 million)
Amortization of intangible assets	$56.9	~$51 million
Share-based compensation expenses	$70.8	~$64 million
Business development & integration expenses*	$0.1	~Less than $1 million
Gain on divestiture of a business	$(3.8)	—
Change in fair value of derivative instrument	$(0.2)	—
Legal (benefit) expense related to civil judgments	$(4.4)	—
Restructuring charges	$—	~$21 million to ~$22 million
Loss on Debt Extinguishment	$—	~$1 million
Goodwill impairment	$217.3	~$427 million
Total adjustments	$336.7	~$564 million to ~$565 million
Related impact of adjustments on income tax	$(29.8)	(~$35 million)
Non-GAAP net income	$159.1	~$156 million to ~$163 million

GAAP net income (loss) per share (diluted)	$(2.07)	(~$5.21) to (~$5.10)
Non-GAAP net income per share (diluted)	$2.20	~$2.15 to ~$2.25

Average weighted shares outstanding (diluted GAAP)	71.5	~72 million
Average weighted shares outstanding (diluted Non-GAAP)	72.3	~73 million
*Business development & integration expenses include acquisition-related depreciation expense
**Figures in table may not total due to rounding